EXHIBIT 23.2

Corporate Law Center
Frankfurt Office: Inheidenerstrasse 69, 14th Floor 60385 Frankfurt, Germany (Europe): 702.232.0504	Ronald N. Serota, Attorney www.corporatesecurities.org 2620 Regatta Drive, Suite 102 Las Vegas, Nevada 89128 702.869.0099 - Telephone 702.446.6071 - Facsimile	Zurich Office: Zollikerstrasse 27 CH 8032 Zurich, Switzerland (Europe): 702.232.0504

January 29, 2008

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed on this date with the Securities and Exchange Commission as special legal counsel for the registrant, Fuego Entertainment Inc.

Very truly yours,

/s/ Ronald Serota
Ronald Serota, Esq.